Exhibit 10.1

AMENDMENT TO MANAGEMENT AGREEMENT

This Amendment to Management Agreement (this “Amendment”) is made as of November 21, 2018 (the “Effective Date”) by and among Granite Point Mortgage Trust Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and Pine River Capital Management L.P., a Delaware limited partnership (the “Manager”).

WHEREAS, the parties executed a Management Agreement, dated as of June 28, 2017 (the “Management Agreement”), and wish to amend its terms as set forth herein; and

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.  Amendments.

(a)           Section 1(a) of the Management Agreement is hereby amended by adding the following definitions (in addition to those previously set forth therein, in alphabetical order):

“Average Compensation” means, during any calendar quarter, an amount equal to (i) the aggregate of all Compensation paid to the Placement Agents (including Compensation deducted by the Placement Agents from the proceeds from the sale of Securities) with respect to Securities sold by the Placement Agents during such calendar quarter, divided by (ii) the total number of Securities sold by the Placement Agents during such calendar quarter.

“Book Value Per Share” means, for any calendar quarter, an amount equal to (i) (A) the total stockholders’ equity, minus (B) the liquidation preference of any preferred stock issuances (excluding the 1,000 shares of the Company’s preferred stock issued at the time of the Initial Public Offering), divided by (ii) the total number of shares of the Company’s Common Stock issued, each as of the end of the immediately preceding calendar quarter as reported in the Form 10-Q or Form 10-K, as applicable, filed by the Company.

“Compensation” has the meaning set forth in Exhibit C to the Equity Distribution Agreement.

“Equity Distribution Agreement” means that certain Equity Distribution Agreement, dated as of November 21, 2018, between the Company and the Placement Agents.

“Modified Weighted Average Issuance Price” means, during any calendar quarter, an amount equal to (i) the weighted average issuance price for the Securities sold by the Placement Agents during such calendar quarter, minus (ii) the Average Compensation.

“Placement Agent Reimbursement Fees” has the meaning set forth in Section 7(g) hereof.

“Placement Agents” has the meaning set forth in the Equity Distribution Agreement.

“Securities” means shares of the Company’s Common Stock sold by the Placement Agents under the Equity Distribution Agreement.

(b)           Section 7 of the Management Agreement is hereby amended by adding the following subsection (g) immediately following subsection (f) thereof:

(g)           Notwithstanding anything contained in this Agreement to the contrary, the Manager shall reimburse the Company for Compensation due to the Placement Agents for the sale of Securities during a calendar quarter (the “Placement Agent Reimbursement Fees”) in an amount equal to the following (but in any event, not in excess of the amount of such Compensation):

(i)            if the Modified Weighted Average Issuance Price of the Securities sold during such calendar quarter is greater than the Book Value Per Share, zero dollars; and

(ii)           if the Modified Weighted Average Issuance Price of the Securities sold during such calendar quarter is less than the Book Value Per Share, an amount equal to the product of (A) (i) the Book Value Per Share, minus (ii) the Modified Weighted Average Issuance Price of the Securities sold during such period and (B) the number of Securities sold by the Placement Agents during such calendar quarter.

With respect to each calendar quarter in which the Manager is obligated to reimburse the Company for the Placement Agent Reimbursement Fees, the Company shall net the Placement Agent Reimbursement Fees payable by the Manager for such calendar quarter from the Base Management Fee (but, for the avoidance of doubt, such netting shall not constitute, or be deemed to constitute, a reduction of the Base Management Fee) payable by the Company for such calendar quarter.

Section 2.  No Other Amendments.  Except as expressly set forth herein, the Management Agreement has not been amended, revised or modified, and it remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s John A. Taylor
Name:	John A. Taylor
Title:	President and Chief Executive Officer

PINE RIVER CAPITAL MANAGEMENT L.P.

By:	/s/ Tim O’Brien
Name:	Tim O’Brien
Title:	General Counsel and Co-Chief Operating Officer